Exhibit 21.1

MAUNA KEA ENTERPRISES, INC.

LIST OF SUBSIDIARIES

Mauna Kea Enterprises, Inc. has one wholly-owned subsidiary named Fairground Media, LLC, a Colorado limited liability company.